Exhibit EY99Q4.CER

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT

Pursuant to 18 U.S.C. 1350, the undersigned, being the President, Prinicipal Executive officer and Principal Chief Financial Officer of NorthQuest Capital Fund, Inc. (the “Registrant”), hereby certifies that, to the best of such officer’s knowledge, the Registrant’s report on Form N-CSR for the period ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

Date:  February 24, 2022                                        By:  /s/  Peter J. Lencki

                                                                                  Peter J. Lencki

                                                                                  President

                                                                                  Principal Executive Officer

                                                                            Principal Financial Officer

This certification is furnished as an exhibit solely pursuant to Item 12 (b) of Form N-CSR and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended except to the extent that the registrant especially incorporates this certification by reference.